KEELEY SMALL CAP VALUE FUND, INC.

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

      FIRST: The title of the document being corrected is Articles of Amendment (the "Articles").

      SECOND: The sole party to the Articles is Keeley Small Cap Value Fund, Inc., a Maryland corporation (the "Corporation").

      THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on June 22, 2007.

      FOURTH: The provisions of the Articles which are to be corrected hereby and as previously filed with SDAT are attached hereto as Exhibit A.

      FIFTH: The provisions of the Articles as corrected hereby are attached hereto as Exhibit B.

      SIXTH: The undersigned officers of the Corporation acknowledge this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officers acknowledge that, to the best of their knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-signature page follows-

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name and on its behalf by its President and attested by its Secretary this 13th day of August, 2007.

ATTEST:	KEELEY SMALL CAP VALUE FUND, INC.

/s/ Robert Kurinsky	By:	/s/ John L. Keeley
Robert Kurinsky		John L. Keeley
Secretary		President

EXHIBIT A

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION

KEELEY SMALL CAP VALUE FUND, INC.

Keeley Small Cap Value Fund, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation desires to amend its Articles of Incorporation by increasing the total number shares of capital stock that the Corporation is authorized to issue.

     SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article FIFTH, paragraph B of the Corporation’s Articles of Incorporation, the Board of Directors of the Corporation, at meeting duly convened and held on May 17, 2007, unanimously adopted resolutions duly designating, in accordance with Section 2-105(a)(12) of Maryland General Corporation Law, an increase in the total number of shares of capital stock that the Corporation is authorized to issue to 500,000,000 shares of capital stock (par value $0.005 per share), of which all are common stock, amounting in the aggregate to par value of Two Million Five-Hundred Thousand $2,500,000.

     THIRD: The following sets forth the changes effected by this amendment:

	Existing	As amended
Total shares	200,000,000	500,000,000
Corporation has
authority to issue

Number of shares	Common stock – 200,000,000	Common stock – 500,000,000
of each class

Par value of shares	$0.005 each	$0.005 each
	$1,000,000 aggregate	$2,500,000 aggregate

     FOURTH: The charter of the Corporation is hereby amended as follows:

     (a) The text of Article FIFTH, paragraph A, shall be deleted and replaced in its entirety with the following:

“A. Authorized Stock. The total number of shares of capital stock that the corporation shall have authority to issue is 500,000,000 shares, all of one class called common stock, $0.005 par value per share (common stock), having an aggregate par value of $2,500,000.”

     FIFTH: Pursuant to the provisions of Section 2-6101.1 of the Maryland General Corporation Law, these Articles of Amendment shall become effective on 19th day of June 2007.

     IN WITNESS WHEREOF, the undersigned President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation on this 19th day of June 2007.

By:	/s/ John L. Keeley, Jr.
John L. Keeley, Jr.
President

[CORPORATE SEAL]

Attest:	/s/ Robert Kurinsky
Robert Kurinsky, Secretary

The undersigned, President of Keeley Small Cap Value Fund, Inc. who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

By:	/s/ John L. Keeley, Jr.
John L. Keeley, Jr.
President

EXHIBIT B

ARTICLES SUPPLEMENTARY

      Keeley Small Cap Value Fund, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940 ("Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      Pursuant to Sections 2-105(c) and 2-208.1 of the Maryland General Corporation Law, the Board of Directors of the Corporation, by resolutions duly adopted at a meeting duly called and held, increased the aggregate number of shares of stock of the Corporation as follows:

	Existing	As Increased
Total shares Corporation	200,000,000	500,000,000
has authority to issue

Number of shares of	Common stock – 200,000,000	Common stock – 500,000,000
each class

Par value of shares	$0.005 each	$0.005 each

Aggregate par value	$1,000,000	$2,500,000

      The undersigned President of Keeley Small Cap Value Fund, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties for perjury.